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                                                                     Exhibit 5.1
                                                [Includes Exhibits 8.1 and 23.1]





                      [Letterhead of Brown & Wood LLP]





HomeSide Mortgage Securities, Inc.
HomeSide Global MBS Manager, Inc.
7301 Baymeadows Way
Jacksonville, Florida  32256

                                          January 4, 2001


      Re: HomeSide Mortgage Securities, Inc./HomeSide Global MBS Manager, Inc. Registration Statement on Form S-11
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Ladies and Gentlemen:

      We have acted as counsel for HomeSide Mortgage Securities, Inc., a Delaware corporation, ("HomeSide Mortgage") and HomeSide Global MBS Manager, Inc., a Delaware corporation ("HomeSide Global" and together with HomeSide Mortgage, the "Registrants") in connection with the preparation of a registration statement on Form S-11 (the "Registration Statement") relating to the issuance of Mortgage Backed Floating Rate Notes, Series 2001-1, Class A (the "Notes") by Perpetual Trustee Company Limited in its capacity as issuer trustee of HomeSide Mortgage Securities Trust 2001-1 (the "Issuer Trustee"). The Registration Statement is being filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"). As set forth in the Registration Statement, the Notes will be issued pursuant to the terms of the master trust deed, the supplemental deed, the note trust deed and the terms and conditions of the Notes (each a "Note Agreement"). Terms used, but not defined, in this opinion have the meanings given to them in the Registration Statement.

      We have examined copies of each of the Registrant's Certificate of Incorporation, By-laws, forms of each Note Agreement filed as Exhibits 4.1, 4.2 and 4.6 to the Registration Statement or, in the case of the terms and conditions of the Notes, appended as Appendix A-II to the Registration Statement, the form of Note filed as Exhibit 4.3 to the Registration Statement, forms of the other Transaction Documents filed as Exhibits 1.1, 4.4, 4.5, 4.7, 4.8, 4.9, 4.10, 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6 to the Registration
Statement, and such other records, documents and statutes as we have deemed necessary for purposes of this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Notes to an original purchaser who is subject to United States Federal income tax. The description appears under the heading "Material United States Federal Income Tax Consequences" in Part B of the prospectus forming a part of the Registration Statement (the "Prospectus").

      We have assumed for purposes of the opinions set forth below that the Notes will be issued as described in the Registration Statement and that the Notes will, at your direction, be sold by the Issuer Trustee for reasonably equivalent consideration. We have also assumed that the Note Agreements and the Notes will be duly issued, executed, authenticated and delivered in


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accordance with the provisions of the Note Agreements. Moreover, we have assumed that the parties to each Note Agreement will satisfy their respective obligations under them.

      In respect of the opinion in paragraph 3 of this opinion, we have solely relied, without independent investigation, on the opinion of Mallesons Stephen Jaques as to matters governed by the laws of the Commonwealth of Australia and the States and Territories thereof.

      Based upon the foregoing examination and assumptions, we are of the opinion that:

      1. Each Registrant has been duly incorporated and is validly existing as a corporation under the laws of the State of Delaware with full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Prospectus; and each Registrant is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required whether by reason of ownership or lease of property or the conduct of business by it in such jurisdictions.

      2. The Note Agreements and the other Transaction Documents to which each of the Registrants is a party have been duly and validly authorized and delivered by each Registrant, as applicable.

      3. When (i) each of the Note Agreements have been executed and delivered by every party to them substantially in the form filed as an exhibit to the Registration Statement and (ii) the Notes have been executed and authenticated in accordance with the terms of the Note Agreements and issued and delivered against payment therefor as described in the Registration Statement, such Notes will be legally and validly issued, fully paid and nonassessable, and will be binding obligations of the Issuer Trustee enforceable against the Issuer Trustee in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws relating to or affecting creditors' rights generally or by general equitable principles.

      4. While the discussions set forth under the heading "Material United States Federal Income Tax Consequences" in Part B of the Prospectus (the "Tax Description") does not purport to discuss all possible United States Federal income tax ramifications of the purchase, ownership, and disposition of the Notes, particularly to U.S. purchasers subject to special rules under the Internal Revenue Code of 1986, we hereby adopt and confirm the opinions set forth in the Tax Description and under the headings "Summary -- Material United States Federal Income Tax Consequences" in Part A of the Prospectus and "Material United States Federal Income Tax Consequences" in Part B of the Prospectus, which Tax Description describes the material United States Federal income tax consequences of the purchase, ownership and disposition of the Notes. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the Internal Revenue Service (the "IRS"), or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

      In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the State of Delaware.

      We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement and to the references to this firm under the headings "Summary -- Material United States Federal Income Tax Consequences" in Part A of the Prospectus, under the heading "Material United States Federal Income Tax Consequences" in Part B of the Prospectus, under the heading "Legal Matters" in Part A and Part B of the Prospectus, and any other reference to our firm


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contained therein, without admitting that we are "experts" within the meaning of the Act or the rules and regulations of the Securities and Exchange Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

                                          Very truly yours,


                                          /s/  Brown & Wood LLP